SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 Volu-Sol, Inc.
             (Exact name of registrant as specified in its charter)
                                  ------------

         Utah                                               87-0543981
(State or other jurisdiction                             I.R.S. Employer
of incorporation or organization)                       Identification No.

                              5095 West 2100 South
                           Salt Lake City, Utah 84120
                                 (801) 974-9474

           (Address of Principal Executive Offices and Zip Code
                     and Telephone Number of Issuer)
                             Compensation Agreements
                                       and
                               Stock Option Grants

                        --------------------------------

                    Wilford W. Kirton, III, President and CEO
                                 Volu-Sol, Inc.
                              5095 West 2100 South
                           Salt Lake City, Utah 84120
                                 (801) 974-9474

            (Name, address and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                             Kevin R. Pinegar, Esq.
                            Durham Jones & Pinegar PC
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 415-3000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of each class                          Proposed maximum          Proposed maxi-
of securities to be        Amount to be      offering price per        mum aggregate    Amount of
registered                 registered(1)     share(2)                  offering price   registration fee(3)
-------------------------------------------------------------------------------------------------------------------

Common Shares,             975,000 shares    $1.00                     $   975,000      $ 278
par value $.0001
per share, subject
to stock awards,
stock options, or
stock warrants granted
or to be granted to
employees, directors
or consultants pursuant
to compensation agreements
-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the exercise price of the options and the last sale price of the common stock.

(3) $278 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

         Item 2.  Registration Information and Employee Plan Annual Information.
         ------   -------------------------------------------------------------

     Registrant shall provide to the Participant, without charge, upon oral or written request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide to the Participant, without charge, upon oral or written request, all of the documents required to be delivered to the Participant pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at the address set forth on the cover page hereof. Its telephone number is (801) 974-9474.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents filed with the Commission by Volu-Sol, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999; and

         (b) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

      Not applicable.

Item 5.           Interests of Named Experts and Counsel.

      None.

Item 6.           Indemnification of Directors and Officers.

     Sections 16-10a-841 and 16-10a-842 Revised Business Corporation Act of Utah, together with Articles IV and V of the Articles of Incorporation of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Utah Law. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Articles of Incorporation. See Articles IV and V of the Company's Articles of Incorporation, which are incorporated herein by reference and which qualify the foregoing summary statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

     Not applicable.

Item 8.           Exhibits.

     4(a) Form of Stock Option Grant and Agreement between the Company and certain directors, officers and employees of the Company.

     4(b)         Form of Stock Award Letter.

     5 Opinion of Durham Jones & Pinegar PC regarding validity of common stock registered herein.

     23(a)        Consent of Tanner+Co.

     23(b) Consent of Durham Jones & Pinegar PC (included in the opinion filed as Exhibit 5 to this Registration Statement).

Item 9.           Undertakings.

(a)               The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, January 31, 2000.

                                    Volu-Sol, Inc.


                                    By /s/ Wilford W. Kirton, III
                                       -------------------------------------
                                       Wilford W. Kirton, III
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilford W. Kirton, III his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

    Signature                             Title                      Dated

/s/ Wilford W. Kirton, III
--------------------------       President and Chairman            11/19/00
Wilford W. Kirton, III           of the Board of Directors

/s/ Michael G. Acton
--------------------------       Acting CFO (Principal             11/19/00
Michael G. Acton                 Accounting Officer)

/s/ Barry Edwards
--------------------------       Director                          11/19/00
Barry Edwards

/s/ Ken Westover
--------------------------       Director                          11/19/00
Ken Westover

                                  EXHIBIT INDEX

Exhibits

4(a)   --         Form of  Stock  Option  Grant  and  Agreement  between  the
                  Company and certain directors, officers and employees of the Company.

4(b)   --         Form of Stock Award Letter.

5      --         Opinion of Durham Jones & Pinegar PC regarding validity of common stock registered herein.

23(a)  --         Consent of Tanner+Co.

23(b)  --         Consent of Durham Jones & Pinegar PC (included in the opinion filed as Exhibit 5 to this Registration Statement).